UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b):  Eugene Golub intends to retire from the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) when his term expires at the upcoming 2013 annual shareholders meeting, and therefore he will not stand for re-election as a trustee.  Mr. Golub’s retirement is not as a result of any disagreement on any matter relating to the Company’s operations, policies or practices.

The Board has nominated Christie B. Kelly to fill the vacancy created by Mr. Golub’s retirement. Ms. Kelly will be included in the slate of trustees submitted for shareholder approval at the annual meeting of shareholders to be held on May 8, 2013.  Ms. Kelly is currently executive vice president and chief financial officer of Duke Realty Corporation (NYSE symbol: DRE), a publicly traded real estate investment trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

April 3, 2013	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer